UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2009

 ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3—Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Organic To Go Food Corporation, a Delaware corporation (the “Company”), intends to file a Form 15 on March 20, 2009 with the Securities and Exchange Commission (the “SEC”) to deregister its common stock and terminate its reporting obligations under the Securities Exchange Act of 1934, as amended.  The action has been approved by the Company’s board of directors.

In connection with the deregistration process, on March 20, 2009, the Company will request that the Over The Counter Bulletin Board delist its common stock.  The Company anticipates that its shares of common stock will be traded on the over the counter Pink Sheets, but can make no assurances that any broker will make a market in the Company’s common stock.

On February 26, 2009, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1—Press release, dated February 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: February 26, 2009	By:	/s/ Michael Gats
Michael Gats
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release